CONSENT OF ERNST & YOUNG LLP, INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the captions "FINANCIAL HIGHLIGHTS" in the Prospectuses and "THE FUND'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" and "FINANCIAL STATEMENTS" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A)(Post-Effective Amendment No. 9 to File No. 333-88715; Amendment No. 10 to File No. 811-9613) of Legg Mason Investment Trust, Inc. of our report dated February 11, 2005 included in the 2004 Annual Report to shareholders.

ERNST & YOUNG LLP

Philadelphia, Pennsylvania
April 25, 2005